As filed with the Securities and Exchange Commission
on May 23, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ePRESENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization) 120 Flanders Road, Westboro, Massachusetts (Address of Principal Executive Offices)	04-2798394 (I.R.S. Employer Identification Number) 01581 (Zip Code)

1992 DIRECTOR STOCK OPTION PLAN
(Full Title of the Plan)

Kevin F. Newman, Esq.
ePresence, Inc.
120 Flanders Road
Westboro, Massachusetts 01581
(Name and Address of Agent For Service)

(508) 898-1000
(Telephone Number, Including Area Code, of Agent For Service)

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.01 par value	125,000 shares	$2.39 (1)	$298,750(1)	$24.17

(1)

Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the NASDAQ National Market on May 19, 2003 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

Statement of Incorporation by Reference

        This Registration Statement on Form S-8 incorporates by reference the contents of (i) Part I and (ii) Part II, Items 3, 4, 6, 7 and 9, of the Registration Statement on Form S-8 Form No. 333-36640, filed by the Registrant on May 9, 2000 relating to the Registrant’s 1992 Director Stock Option Plan.

        Item 5. Interests of Named Experts and Counsel.

         Not applicable.

        Item 8. Exhibits.

        The exhibits listed on the Exhibit Index are filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 22nd day of May, 2003.

ePRESENCE,INC.
By: /s/Richard M. Spaulding Richard M. Spaulding Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of ePresence, Inc., hereby severally constitute William P. Ferry, Richard M. Spaulding, Kevin F. Newman and William S. Gehrke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ePresence, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/William P. Ferry	President, Chief Executive	May 22, 2003
William P. Ferry	Officer and Director (Principal Executive Officer)

/s/Richard M. Spaulding	Senior Vice President and Chief	May 22, 2003
Richard M. Spaulding	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/John F. Burton	Director	May 22, 2003
John F. Burton

/s/Albert A. Notini	Director	May 22, 2003
Albert A. Notini

/s/John J. Rando	Director	May 22, 2003
John J. Rando

/s/Fontaine K. Richardson	Director	May 22, 2003
Fontaine K. Richardson

/s/Robert M. Wadsworth	Director	May 22, 2003
Robert M. Wadsworth

Exhibit Index

Exhibit Number	Description
4(1)	Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant
5	Opinion of Hale and Dorr LLP
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Ernst & Young LLP
24	Power of Attorney (included on the signature page of this Registration Statement)

_________________

(1)	Incorporated herein by reference from the Registrant’s Registration Statement on Form S-1 (File No. 33-49194).

EXHIBIT 5

HALE AND DORR LLP
Counsellors at Law
60 State Street
Boston, Massachusetts 02109
617-526-6000/Fax 617-526-5000

May 22, 2003

ePresence, Inc.
120 Flanders Road
Westboro, Massachusetts 01581

Re: 1992 Director Stock Option Plan

Ladies and Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) relating to 125,000 shares of Common Stock, $.01 par value per share (the “Shares”), of ePresence, Inc., a Massachusetts corporation (the “Company”), issuable pursuant to the Company’s 1992 Director Stock Option Plan (the “Plan”).

        We have examined the Second Amended and Restated Articles of Organization of the Company, as amended, the By-Laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

        We assume that the appropriate action will be taken, prior to the offer and the sale of the Shares issuable pursuant to the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares and such Shares, when issued and paid for in accordance with the terms of the Plan and for a consideration in excess of par value per share, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/Hale and Dorr LLP HALE AND DORR LLP

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 1, 2001, relating to the financial statements and financial statement schedule of ePresence, Inc., for the period ending December 31, 2000, which appears in ePresence’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
May 22, 2003

Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the 1992 Director Stock Option Plan of ePresence, Inc. of our report dated January 23, 2003 with respect to the financial statements and schedules of ePresence Inc. included in the Annual Report (Form 10-K) for the years ended December 31, 2002 and 2001.

/s/Ernst & Young LLP

Boston, Massachusetts
May 22, 2003